UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2024

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2024, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Forge Global Holdings, Inc. (the “Company”), the Board appointed Larry Leibowitz as a Class II director, with his initial term expiring at the Company’s 2024 annual meeting of stockholders. In addition, the Board appointed Mr. Leibowitz to serve as a member of the Compensation Committee of the Board.

Mr. Leibowitz, age 63, is a finance and technology entrepreneur who specializes in business transformation and capital markets. Since January 2022, Mr. Leibowitz has served as Chief Executive Officer of Entrypoint Capital, a quantitative investment management firm. Prior to this, he held leadership positions at multiple other companies in the investment space, including as Chief Operating Officer, Head of Global Equities Markets and member of the board of directors of NYSE Euronext from 2007 to 2013, Chief Operating Officer of Americas Equities at UBS from 2004 to 2007, Co-Chief Executive Officer of Schwab-Soundview Capital Markets from 2001 to 2004, and Chief Executive Officer of Redibook ECN from 1999 to 2002. Mr. Leibowitz has also served on the board of directors of Enfusion Inc. (NYSE: ENFN), a software provider in the investment management industry, since October 2021, and the special purpose acquisition companies Concord Acquisition Corp II (NYSE: CNDA) and Concord Acquisition Corp III (NYSE: CNDB) since June 2021. He has also served on the board of directors of XCHG Xpansiv, an intelligent commodities exchange focusing on renewable energy products, since June 2019, and is on the board of directors of various other private companies in the financial technologies, asset management, and digital law businesses. Mr. Leibowitz graduated from Princeton University with an A.B. in Economics.

Prior to his appointment to the Board, Mr. Leibowitz also served as a strategic advisor to the Company from November 2023 until his appointment date. In connection with such advisory services, Mr. Leibowitz was granted 30,303 restricted stock units (“RSUs”) on November 30, 2023 (the “Advisor Grant”) under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan with a grant date fair value of approximately $100,000. 10,101 of the RSUs underlying the Advisor Grant were vested as of the appointment date, and the remaining RSUs were automatically forfeited on the appointment date in accordance with the terms of the Advisor Grant. Mr. Leibowitz received no other compensation from the Company prior to his appointment to the Board, and his compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. The Company will enter into its standard form of indemnification agreement with Mr. Leibowitz in connection with his appointment to the Board.

There are no related party transactions between the Company and Mr. Leibowitz (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Leibowitz and any other persons pursuant to which he was appointed a director of the Company, and there are no family relationships between him and any director or executive officer of the Company.

A press release announcing Mr. Leibowitz’s appointment to the Board is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 14, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: March 14, 2024	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer